USA Zhimingde International Group Corporation 10-Q

Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of USA Zhimingde International Group Corporation. (the “Company”) for three months ended March 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Zhongquan Zou, Chief Executive and Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 10, 2013

By:	/s/Zhongquan Zou
Name: Zhongquan Zou
Title: Chief Executive Officer and Chief Financial Officer
(principal executive officer and principal financial and accounting officer)

This certification accompanies each Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by USA Zhimingde International Group Corporation for purposes of Section18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to USA Zhimingde International Group Corporation and will be retained by USA Zhimingde International Group Corporation and furnished to the Securities and Exchange Commission or its staff upon request.